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                                                                       Exhibit A

                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date:  December 14, 2005

                                By: /s/ Gregory S. Daily
                                    ---------------------
                                    Name: Gregory S. Daily

                                By: /s/ Carl A. Grimstad
                                    ----------------------
                                    Name: Carl A. Grimstad

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